UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 16, 2005
(Date of earliest event reported)

Inland American Real Estate Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-51609	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amended Current Report on Form 8K/A amends the Current Report on Form 8-K filed with the Commission on November 22, 2005. This Amended Current Report corrects the reporting of information under Section 8 - Other Events, Item 8.01 - Other Events, to reporting under Section 2 - Financial Information, Item 2.01 - Completion of Acquisition or Disposition of Assets.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, acquired the following properties on the dates indicated below:

Antoine Town Center; Houston, Texas

On November 16, 2005, MB REIT purchased, from an unaffiliated third party, A-S 27 Antoine-Hwy 249, L.P., a fee simple interest in an existing retail center in Houston, Texas for a cash purchase price of approximately $9.7 million.  The center contains approximately 36,000 of gross leasable square feet (excluding ground lease space).

Ashford Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased, from an unaffiliated third parties, 11 Bissonnet Highway 6 L.P. and Ashord Plaza, L.P., a fee simple interest in an existing retail center in Houston, Texas for a cash purchase price of approximately $3.8 million.  The center contains approximately 33,000 of gross leasable square feet (excluding ground lease space).

Highland Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased, from an unaffiliated third party, A-K Texas Venture Capital, a fee simple interest in an existing retail center in Houston, Texas for a cash purchase price of approximately $19.2 million.  The center contains approximately 72,300 of gross leasable square feet (excluding ground lease space).

West End Square; Houston, Texas

On November 16, 2005, MB REIT purchased, from an unaffiliated third party, 11 Bissonnet/Highway 6 L.P., a fee simple interest in an existing retail center in Houston, Texas for a cash purchase price of approximately $3.5 million.  The center contains approximately 36,600 of gross leasable square feet (excluding ground lease space).

Atascocita Shopping Center; Humble, Texas

On November 22, 2005, MB REIT purchased, from an unaffiliated third party, AKS 31 Atascocita, L.P., a fee simple interest in an existing retail center in Humble, Texas for a cash purchase price of approximately $10 million. The center contains approximately 47,300 of gross leasable square feet.

Cypress Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased, from an unaffiliated third party, A-S 47 Jones Cypress, L.P., a fee simple interest in an existing retail center in Houston, Texas for a cash purchase price of approximately $15.3 million. The center contains approximately 55,000 of gross leasable square feet.

Bridgeside Point Office Building; Pittsburgh, Pennsylvania

On November 22, 2005, MB REIT purchased, from an unaffiliated third party, Bridgeside Point Associates, Ltd., a fee simple interest in a freestanding office building in Pittsburgh, Pennsylvania for a cash purchase price of approximately $31.6 million..  The center contains approximately 153,100 of gross leasable square feet.

Winchester Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased, from an unaffiliated third party, A-S 65 Jones West, L.P., a fee simple interest in an existing retail center in Houston, Texas for a cash purchase price of approximately $4.9 million. The center contains approximately 18,000 of gross leasable square feet.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 18, 2005, Barry L. Lazarus has resigned from the board of directors of Inland American Real Estate Trust, Inc. In lieu of filling the vacancy created by Mr. Lazarus' resignation the board has decreased its size from eight directors to seven directors. In connection with his resignation from the board, Mr. Lazarus also has resigned from the board of directors of Minto Builders (Florida), Inc., which we refer to herein as MB REIT. The board has nominated Lori J. Foust to replace Mr. Lazarus on the board of directors of MB REIT.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements, ProForma Financial Information and Exhibits

(a)

Financial Statements

Audited financial statements will be filed for Antoine Town Center, Ashford Plaza, Highland Plaza, West End Square, Atascocita Shopping Center, Cypress Town Center and Winchester Town Center as part of the New Quest Properties Portfolio under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	December 22, 2005